Exhibit 10.1

THE VALSPAR CORPORATION
AMENDED AND RESTATED KEY EMPLOYEE
ANNUAL BONUS AND LONG-TERM INCENTIVE PLAN

December 8, 2015

PURPOSE:
The purpose of the Key Employee Annual Bonus and Long-Term Incentive Plan (the “Plan”) of The Valspar Corporation (“Valspar” or the “Company”) is to more closely align the goals and motivation of management with those of other Valspar shareholders and to provide key personnel with a long-term capital appreciation opportunity. This purpose is accomplished by providing annual cash bonuses based on performance; granting options to acquire Valspar Common Stock; granting Performance Stock Units earned based on future performance; and granting Restricted Stock Units with vesting based on service. This amended and restated Plan is effective for Fiscal Years ending after 2015.

DEFINITIONS:
Any capitalized terms used in this Plan, but not defined herein, shall have the meanings set forth in the Omnibus Equity Plan.

“Earned Cash Bonus Amount” shall mean the amount of the actual cash bonus earned for the Fiscal Year, determined as set forth in Section 2 below.

“Earned PSU Amount” shall mean the actual number of PSUs funded for a Participant, determined as set forth in Section 4 below, subject to vesting.

“Employee” shall mean each person who is an employee of Valspar or any Subsidiary which term shall include both full and part-time employees but shall not include independent contractors providing services to Valspar or its Subsidiaries.

“Fiscal Year” shall mean the period corresponding with each of the fiscal years of Valspar.

“LTI Target Value” shall mean the target long-term incentive value established by the Committee for each Participant for each Fiscal Year, determined by the Committee as provided herein.

“Maximum Cash Bonus Award” shall mean the award amount payable to a Participant pursuant to Section 2, provided that the Committee has certified in writing that the applicable Performance Goal(s) have been met and subject to possible reduction pursuant to Section 2.

“Maximum PSU Award” shall mean the number of PSUs that may be earned by a Participant pursuant to Section 4, provided that the Committee has certified in writing that the applicable Performance Goal(s) have been met, subject to possible reduction pursuant to Section 4(c), and subject to vesting.

“Omnibus Equity Plan” shall mean the 2015 Omnibus Equity Plan of Valspar, as amended, or any plan adopted and approved by Valspar’s stockholders to replace the Omnibus Equity Plan.

“Participant” shall mean an Employee whom the Committee has selected to become a Participant, and who remains a Participant pursuant to the provisions of Section 1 of the Plan.

“Plan” shall mean The Valspar Corporation Key Employee Annual Bonus and Long-term Incentive Plan, as set forth herein and as amended from time to time.

“Plan Administrator” shall mean the person or persons designated as such from time to time by the Committee. If no person is designated as the Plan Administrator, the Plan Administrator shall be the Secretary of Valspar.

“PSUs” shall mean Performance Stock Units.

“Share Value” means the average closing price of a share of Common Stock on the New York Stock Exchange for the ten (10) trading days prior to the date of an award of PSUs or Restricted Stock Units.

“Termination for Cause” shall mean the termination of employment with Valspar as a result of an illegal act, gross insubordination or willful violation of a Valspar policy by an Employee.

“Valspar” shall mean The Valspar Corporation, a Delaware corporation.

PLAN:

1.    Participants:  Before the first day of each Fiscal Year, the Committee will determine the Employees who will be Participants under the Plan for that Fiscal Year and the LTI Target Value for each Participant. The Committee may also designate newly hired or promoted Employees as Participants during the Fiscal Year. A Participant will cease being a Participant upon the earlier of (a) his/her termination of employment with Valspar for any reason or (b) a determination by the Committee that he/she will no longer be a Participant.

2.    Cash Bonus Determination and Amount:

(a)    Each Participant will be eligible for the opportunity to earn a cash incentive bonus for the Fiscal Year pursuant to the provisions of the Omnibus Equity Plan governing Performance Awards and this Section 2. Within 90 days after the start of the Fiscal Year, the Committee will determine the Maximum Cash Bonus Award for each Participant and an objective formula or method based on one or more Performance Goals for determining whether the Maximum Cash Bonus Award will be funded, subject to discretionary reduction by the Committee as described in this Section 2. The Maximum Cash Bonus Award for any Participant may not exceed the level permitted under Section 6.4 of the Omnibus Equity Plan.

(b)     Within 90 days after the start of the Fiscal Year, the Committee will also determine an objective method for determining the Earned Cash Bonus Amount payable to each Participant.

(c)     After the end of the Fiscal Year, the Committee will determine whether the Performance Goals were achieved to fund the Maximum Cash Bonus Award based on the objective formula or method established for the applicable Fiscal Year pursuant to Section 2(a). If so, the Committee will then determine whether the Maximum Cash Bonus Award should be reduced in determining the Earned Cash Bonus Amount, which may include a reduction to zero. The Committee generally intends to determine any reductions in the amount of the award according to the objective method described in Section 2(b); however, the Committee has the discretion to make further adjustments as it deems appropriate to account for unforeseen factors (if any) that affected performance during the Fiscal Year. The Committee’s exercise of negative discretion to reduce the Maximum Cash Bonus Award of one Participant will not have the effect of increasing the Earned Cash Bonus Amount payable to any other Participant. For the sake of clarity, in no event will a Participant’s Earned Cash Bonus Amount exceed the Participant’s Maximum Cash Bonus Award.

(d)    Notwithstanding the fact that the Earned Cash Bonus Amount is not determined until after the end of each Fiscal Year, a person who is a Participant on the last day of a Fiscal Year will be entitled to his/her Earned Cash Bonus Amount for such Fiscal Year, even if he or she is not a Participant on the date the Earned Cash Bonus Amount is determined, unless he or she was the subject of a Termination for Cause.

3.    Long-Term Incentive Opportunity: For each Fiscal Year, each Participant will have a long-term incentive opportunity based on the LTI Target Value established by the Committee. This opportunity will be delivered in three components, including a PSU award under Section 4, an award of time-based Restricted Stock Units under Section 5 and an award of non-statutory Stock Options under Section 6 of this Plan.

4.    Performance Stock Units:

(a)    For each Fiscal Year, each Participant will receive a target PSU award under the Omnibus Equity Plan during the first 90 days of such Fiscal Year, typically in January. Terms of the PSU award, including Dividend Equivalents, are described in Exhibit A. In connection with the award, the Committee will determine the Maximum PSU Award for each Participant for the three-year performance period consistent with Section 4(b) and an objective formula or method based on one or more Performance Goals for determining whether the Maximum PSU Award will be funded. Funded Awards are subject to discretionary reduction by the Committee as described in Section 4(c) and subject to vesting. The Maximum PSU Award for any Participant may not exceed the 250% maximum level set forth in Section 4(b) or the level permitted under Section 6.4 of the Omnibus Equity Plan.

(b)    Within 90 days after the start of the three-year performance period for the PSU award, the Committee will also determine an objective method for determining the Earned PSU Amount to be funded by each Participant with respect to performance during each Fiscal Year in the performance period compared to performance objectives. The target PSU award for each Participant for the three-year performance period of the award will be equal to thirty-five percent (35%) of the LTI Target Value determined for each Participant, divided by the Share Value. The expected Earned PSU Amount for the three-year performance period, subject to vesting, will range from 50% of the target level PSU award for threshold performance to a maximum of 250% of the target level PSU award, which will be the Maximum PSU Award. If performance is below threshold, the Committee expects to reduce the Earned PSU Amount to zero.

(c)    After the end of the three-year performance period, the Committee will determine whether the Performance Goals were achieved to fund the Maximum PSU Award, based on the application of the objective formula or method established for the three-year performance period pursuant to Section 4(a). If so, the Committee will then determine whether the Maximum PSU Award should be reduced in determining the Earned PSU Amount, which may include a reduction to zero. The Committee generally intends to determine any reductions in the amount of the award according to the method described in Section 4(b); however, the Committee has the discretion to make further adjustments as it deems appropriate to account for unforeseen factors (if any) that affected performance during the performance period. The Committee’s exercise of negative discretion to reduce the Maximum PSU Award of one Participant will not have the effect of increasing the Earned PSU Amount payable to any other Participant. For the sake of clarity, in no event will a Participant’s Earned PSU Amount exceed the Participant’s Maximum PSU Award.

5.    Restricted Stock Units (Time-Based):

(a)    For each Fiscal Year, each Participant will receive a time-vested Restricted Stock Unit award under the Omnibus Equity Plan. The number of Restricted Stock Units covered by the award will be calculated so that the fair value of the Restricted Stock Unit award as determined by the Committee will be equal to twenty-five percent (25%) of the Target LTI Value for that Participant for the Fiscal Year, divided by the Share Value. The Restricted Stock Unit award will specify whether it is payable in shares of Common Stock or in cash. Each Participant will be notified of the number of Restricted Stock Units awarded to him/her as soon as practicable after the date of the award. Terms of the Restricted Stock Unit award, including Dividend Equivalents, are described in Exhibit A.

(b)    The Restricted Stock Unit award for a Fiscal Year will be granted on the same grant date as the PSU and subject to three-year vesting.

(c)    The first such grants of Restricted Stock Units under the Amended and Restated Plan will be the grants for Fiscal Year 2016, to be granted in January 2016.

6.    Non-Statutory Stock Options:

(a)    For each Fiscal Year, each Participant will be granted a non-statutory Stock Option under the Omnibus Equity Plan in October prior to the beginning of the Fiscal Year. The number of shares of Common Stock included in the Stock Option for each Participant will be calculated so that the fair value of the Stock Option as determined by the Committee will be equal to forty percent (40%) of the LTI Target Value for that Participant for that Fiscal Year.

(b)    Each Participant will be notified of the number of shares subject to the Stock Option and the exercise price per share as soon as practicable after the date of the grant. Terms of the Stock Options are described in Exhibit A.

(c)    In lieu of the award of a non-statutory Stock Option to a Participant for a Fiscal Year, the Committee may elect, in its sole discretion, to award time-vested Restricted Stock Units in substitution for all or part of the award of a non-statutory Stock Option. The substituted Restricted Stock Units will have the payment and vesting terms described in Exhibit A for time-vested Restricted Stock Units.

7.     Agreement to Repay Incentive Compensation When Repayment Is Required Under Company Policy:  This provision applies to any policy that may be adopted by Valspar under any listing standards adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934.  Section 10D provides for the recovery of incentive-based compensation that has been erroneously paid because of material errors in financial statements of the Company.  By accepting any award under this Plan, Participant agrees to repay any incentive-based compensation received by any Participant, to the extent such policy requires such repayment, whether such incentive-based compensation was paid pursuant to the Plan or any other plan of incentive-based compensation maintained in the past or that may be adopted in the future by the Company.

8.    Amendments: The Board of Directors of Valspar or the Committee may, at any time and without further action on the part of the shareholders of Valspar, terminate this Plan or make such amendments as it deems advisable and in the best interests of Valspar; provided, however, that no such termination or amendment will, without the consent of the Participant, materially adversely affect or impair the right of the Participant with respect to an Earned Cash Bonus Amount that the Participant has already earned, or an award of PSUs or Restricted Stock Units or a grant of a non-statutory Stock Option or other benefits that the Participant has already received under the Plan; provided, further, that no such amendment will accelerate or defer the time or schedule of the vesting or payment of the PSUs, the Restricted Stock Units, any Dividend Equivalents or any other compensation that may be paid under this Plan, except to the extent such acceleration or deferral is permitted or complies with (or is exempt from) the requirements of Code Section 409A and the regulations promulgated thereunder.

Amended and Restated Key Employee Annual Bonus and Long-Term Incentive Plan (the “Plan”) Equity Awards - Effective Fiscal 2016 EXHIBIT A OFFICERS
Performance Stock Units (PSUs) - Performance-Based Vesting / Terms and Conditions
Rights under PSUs
The Performance Stock Units (“PSUs”) represent the right to receive future payouts of Common Stock or cash, with vesting and payment determined according to the level of achievement of performance objectives* established by the Committee at the time of the award for a performance period consisting of the three Fiscal Years starting with the Fiscal Year in which the award is made.

Settlement
Settled in shares of Common Stock or cash as determined by the Committee in its discretion at the time of the award. Any earned PSUs will be payable, subject to vesting, in the equivalent number of shares of Common Stock or a cash amount equal to the fair market value of the equivalent number of shares on the payment calculation date.
Except for Retirement, such amounts will be payable as soon as practicable following the vesting date, but not later than 2½ months after the vesting date.

Dividend Equivalents
The Participant will be credited with Dividend Equivalents on the PSUs that are earned and paid out, in an amount equal to the dividends that would have been paid on the equivalent number of shares of Common Stock during the three-year performance period. The Dividend Equivalents will be paid out in cash at the time of settlement of the PSUs.

Vesting/Forfeiture
The PSUs vest on the third anniversary of the award date, or earlier upon death, Disability, Retirement or Change in Control, but in any case only to the extent that the performance objectives* specified in the award are achieved during the three-year period (subject to the terms below for death, Disability or Change in Control).

Retirement**
The PSUs vest on the date of Retirement, provided that the amount of the payout will be determined following the end of the three-year performance period and will be based on the level of achievement of the performance objectives*, proportionately reduced to the extent Retirement occurs before the end of the first Fiscal Year of the performance period for the PSUs. For example, if Retirement occurs on the last day of the eighth month of the first Fiscal Year of the performance period for which the PSUs are awarded and the target level of performance is achieved for the three-year performance period, the payout at the end of the period will equal two-thirds of the target performance amount.
Payout as soon as practicable following the end of the third Fiscal Year ending after the award date, but not later than 2½ months after such date (unless payment is delayed for six months after a Retirement)
Subject to forfeiture if the Participant violates his or her three-year non-compete agreement before payout

Death and Disability
100% vested. Payout determined using the actual level of achievement of the performance objectives* for any Fiscal Year(s) completed prior to termination and assuming the target performance level for any subsequent Fiscal Year(s) during the Performance Period.

Change in Control
100% vested. Payout determined using the actual level of achievement of the performance objectives* for any Fiscal Year(s) completed prior to the Change in Control and assuming the target performance level for any subsequent Fiscal Year(s) during the Performance Period.

Restricted Stock Units (RSUs) - Time-Based Vesting / Terms and Conditions
Rights Under RSUs	The time-based Restricted Stock Units (“RSUs”) represent the right to receive future payouts of Common Stock or cash, with vesting and payment established by the Committee at the time of the award.

Settlement
Settled in shares of Common Stock or cash as determined by the Committee in its discretion at the time of the award. The RSUs will be payable, subject to vesting, in the equivalent number of shares of Common Stock or a cash amount equal to the fair market value of the equivalent number of shares on the payment calculation date.
Such amounts will be payable as soon as practicable following the vesting date, but not later than 2½ months after the vesting date (unless payment is delayed for six months after a Retirement).

Dividend Equivalents	Dividend Equivalents will accrue and be paid out in cash at the time of settlement of vested RSUs.
Vesting/ Forfeiture
The RSUs vest on the third anniversary of the award date, or earlier upon death, Disability, Retirement or Change in Control. The RSUs will be forfeited if the Participant’s employment with Valspar otherwise terminates prior to vesting.

Retirement**
The RSUs vest on the date of Retirement, provided that the amount of the payout will be proportionately reduced to the extent Retirement occurs before the end of the first Fiscal Year for which the RSUs are awarded.
Subject to forfeiture or repayment if the Participant violates his or her three-year non-compete agreement before the award would normally have vested (the third anniversary of the award date).

Death and Disability	100% vested
Change in Control	100% vested
Stock Options / Terms and Conditions
Option Term	10 years
Vesting	33 1/3% per year, fully exercisable three years after date of grant
Retirement**
The options vest on the date of Retirement, provided that the total amount vested will be proportionately reduced to the extent Retirement occurs before the end of the first full Fiscal Year for which the options are awarded
Fully exercisable for remainder of option term, provided the Participant does not violate his or her non-compete agreement

Death and Disability	100% vested 1 year to exercise, not to exceed original option term
Change in Control	100% vested for remainder of option term
Termination	May be exercised to the extent vested at time of termination 30 days to exercise, not to exceed original option term
Termination For Cause	Forfeit unexercised options
General Note: The compensation described in this Exhibit A is subject to the terms and conditions of the Plan, including Section 7, “Agreement to Repay Incentive Compensation When Repayment Is Required Under Company Policy”.
* Under the Plan, the Committee will determine a level of Maximum PSU Award for each Participant, which will be funded if certain minimum performance goals are met, subject to the Committee’s discretion to reduce the Maximum PSU Award to a level consistent with performance over the three-year performance period and subject to vesting. Performance will be measured against objectives, including target levels, established by the Committee at the beginning of the performance period, subject to the Committee’s further discretion to make other adjustments it deems appropriate.
** Retirement is defined in Section 11.4 of the Omnibus Equity Plan as the termination of employment with the Company or a Subsidiary for any reason other than death, Disability or Termination for Cause at any time after the Participant has attained the age of 55 (or a different age specified for a Participant for any Incentive) if the Participant has executed and delivered a three-year non-compete agreement and release of claims, has completed 3 years of continuous prior employment with the Company or a Subsidiary and the required prior written notice, all as set forth in Section 11.4. If PSUs or RSUs become vested upon a Retirement that qualifies under this Plan, the PSUs or RSUs (and any interim Dividend Equivalents) will be paid six months after the later of the Retirement date or a “separation from service” under Code Section 409A. However, any PSUs that are vested upon Retirement will not be paid earlier than the normal payment date.

Amended and Restated Key Employee Annual Bonus and Long-Term Incentive Plan (the “Plan”) Equity Awards - Effective Fiscal 2016 EXHIBIT A KEY EMPLOYEES
Performance Stock Units (PSUs) - Performance-Based Vesting / Terms and Conditions
Rights under PSUs
The Performance Stock Units (“PSUs”) represent the right to receive future payouts of Common Stock or cash, with vesting and payment determined according to the level of achievement of performance objectives* established by the Committee at the time of the award for a performance period consisting of the three Fiscal Years starting with the Fiscal Year in which the award is made.

Settlement
Settled in shares of Common Stock or cash as determined by the Committee in its discretion at the time of the award. Any earned PSUs will be payable, subject to vesting, in the equivalent number of shares of Common Stock or a cash amount equal to the fair market value of the equivalent number of shares on the payment calculation date.
Except for Retirement, such amounts will be payable as soon as practicable following the vesting date, but not later than 2½ months after the vesting date.

Dividend Equivalents
The Participant will be credited with Dividend Equivalents on the PSUs that are earned and paid out, in an amount equal to the dividends that would have been paid on the equivalent number of shares of Common Stock during the three-year performance period. The Dividend Equivalents will be paid out in cash at the time of settlement of the PSUs.

Vesting/Forfeiture
The PSUs vest on the third anniversary of the award date, or earlier upon death, Disability, Retirement or Change in Control, but in any case only to the extent that the performance objectives* specified in the award are achieved during the three-year period (subject to the terms below for death, Disability or Change in Control).

Retirement After Age 55**
The PSUs vest on the date of Retirement, provided that the amount of the payout will be determined following the end of the three-year performance period and will be based on the level of achievement of the performance objectives*, proportionately reduced to the extent Retirement occurs before the end of the first Fiscal Year of the performance period for the PSUs. For example, if Retirement occurs on the last day of the eighth month of the first Fiscal Year of the performance period for which the PSUs are awarded and the target level of performance is achieved for the three-year performance period, the payout at the end of the period will equal two-thirds of the target performance amount.
Payout as soon as practicable following the end of the third Fiscal Year ending after the award date, but not later than 2½ months after such date (unless payment is delayed for six months after a Retirement)
Subject to forfeiture if the Participant violates his or her three-year non-compete agreement before payout

Death and Disability
100% vested. Payout determined using the actual level of achievement of the performance objectives* for any Fiscal Year(s) completed prior to termination and assuming the target performance level for any subsequent Fiscal Year(s) during the Performance Period.

Change in Control
100% vested. Payout determined using the actual level of achievement of the performance objectives* for any Fiscal Year(s) completed prior to the Change in Control and assuming the target performance level for any subsequent Fiscal Year(s) during the Performance Period.

Restricted Stock Units (RSUs) - Time-Based Vesting / Terms and Conditions
Rights Under RSUs	The time-based Restricted Stock Units (“RSUs”) represent the right to receive future payouts of Common Stock or cash, with vesting and payment established by the Committee at the time of the award.
Settlement
Settled in shares of Common Stock or cash as determined by the Committee in its discretion at the time of the award. The RSUs will be payable, subject to vesting, in the equivalent number of shares of Common Stock or a cash amount equal to the fair market value of the equivalent number of shares on the payment calculation date.
Such amounts will be payable as soon as practicable following the vesting date, but not later than 2½ months after the vesting date (unless payment is delayed for six months after a Retirement).

Dividend Equivalents	Dividend Equivalents will accrue and be paid out in cash at the time of settlement of vested RSUs.
Vesting/ Forfeiture
The RSUs vest on the third anniversary of the award date, or earlier upon death, Disability, Retirement or Change in Control. The RSUs will be forfeited if the Participant’s employment with Valspar otherwise terminates prior to vesting.

Retirement After Age 55**
The RSUs vest on the date of Retirement, provided that the amount of the payout will be proportionately reduced to the extent Retirement occurs before the end of the first Fiscal Year for which the RSUs are awarded.
Subject to forfeiture or repayment if the Participant violates his or her three-year non-compete agreement before the award would normally have vested (the third anniversary of the award date).

Death and Disability	100% vested
Change in Control	100% vested

Stock Options / Terms and Conditions
Option Term	10 years
Vesting	33 1/3% per year, fully exercisable three years after date of grant
Retirement After Age 60**
The options vest on the date of Retirement after age 60, provided that the total amount vested will be proportionately reduced to the extent Retirement occurs before the end of the first full Fiscal Year for which the options are awarded
30 days to exercise, not to exceed original option term, provided the Participant does not violate his or her non-compete agreement

Death and Disability	100% vested 1 year to exercise, not to exceed original option term
Change in Control	100% vested for remainder of option term
Termination	May be exercised to the extent vested at time of termination 30 days to exercise, not to exceed original option term
Termination For Cause	Forfeit unexercised options
General Note: The compensation described in this Exhibit A is subject to the terms and conditions of the Plan, including Section 7, “Agreement to Repay Incentive Compensation When Repayment Is Required Under Company Policy”.
* Under the Plan, the Committee will determine a level of Maximum PSU Award for each Participant, which will be funded if certain minimum performance goals are met, subject to the Committee’s discretion to reduce the Maximum PSU Award to a level consistent with performance over the three-year performance period and subject to vesting. Performance will be measured against objectives, including target levels, established by the Committee at the beginning of the performance period, subject to the Committee’s further discretion to make other adjustments it deems appropriate.
** Retirement is defined in Section 11.4 of the Omnibus Equity Plan as the termination of employment with the Company or a Subsidiary for any reason other than death, Disability or Termination for Cause at any time after the Participant has attained the age of 55 (or a different age specified for a Participant for any Incentive) if the Participant has executed and delivered a three-year non-compete agreement and release of claims, has completed 3 years of continuous prior employment with the Company or a Subsidiary and the required prior written notice, all as set forth in Section 11.4. If PSUs or RSUs become vested upon a Retirement that qualifies under this Plan, the PSUs or RSUs (and any interim Dividend Equivalents) will be paid six months after the later of the Retirement date or a “separation from service” under Code Section 409A. However, any PSUs that are vested upon Retirement will not be paid earlier than the normal payment date.